Exhibit 99.1
ICU Medical Announces Second Quarter 2026 Results
and Updates its Fiscal Year 2026 Guidance

SAN CLEMENTE, Calif., August 6, 2026 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical products, today announced financial results for the quarterly period ended June 30, 2026.

Second Quarter 2026 Results

The following year-over-year results reflect the strategic divestiture of the IV Solutions business on May 1, 2025. Second quarter 2026 GAAP revenue increased 1% year-over-year; however, excluding the impact of the IV Solutions divestiture and foreign currency, non-GAAP organic revenue increased 6%.

Second quarter 2026 GAAP revenue was $551.7 million, as compared to $548.9 million in the same period in the prior year. GAAP gross profit for the second quarter of 2026 was $235.1 million, as compared to $208.1 million in the same period in the prior year. GAAP gross margin for the second quarter of 2026 was 43%, as compared to 38% in the same period in the prior year. GAAP net income for the second quarter of 2026 was $19.1 million, or $0.76 per diluted share, as compared to GAAP net income of $35.3 million, or $1.43 per diluted share, for the second quarter of 2025. Adjusted diluted earnings per share for the second quarter of 2026 was $2.37 as compared to $2.10 for the second quarter of 2025. Adjusted EBITDA was $110.0 million for the second quarter of 2026 as compared to $100.3 million for the second quarter of 2025.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical’s Chief Executive Officer, said, “Second quarter results were ahead of our expectations for Infusion Systems and generally in line with expectations for the remainder of the business."

Revenues by product line for the three and six months ended June 30, 2026 and 2025 were as follows (in millions):

	Three months ended June 30,			Six months ended June 30,
Product Line	2026	2025	$ Change	2026	2025	$ Change
Consumables	$289.3	$273.1	$16.2	$567.6	$539.4	$28.2
Infusion Systems	189.0	167.7	21.3	368.6	334.0	34.6
Vital Care*	73.4	108.0	(34.6)	145.7	280.2	(134.5)
Total**	$551.7	$548.8	$2.9	$1,081.9	$1,153.6	$(71.7)
*On May 1, 2025, we disposed of our IV Solutions business which was included within our Vital Care product line. Vital Care includes contract manufacturing revenue of $3.8 million and $8.2 million for the three and six months ended June 30, 2026, respectively, as compared to $5.3 million and $10.5 million for the three and six months ended June 30, 2025, respectively.
** Totals may differ from the income statement due to the rounding of product lines.

Fiscal Year 2026 Guidance

For Fiscal Year 2026 the Company is updating its estimates of GAAP net income from a range of $26 million to $44 million to a range of $73 million to $83 million and GAAP diluted earnings per share from a range of $1.03 to $1.74 to a range of $2.89 to $3.29. The Company is updating the estimate of its full year 2026 guidance of Adjusted EBITDA from a range of $400 million to $430 million to a range of $415 million to $435 million and diluted earnings per share from a range of $7.75 to $8.45 to a range of $8.60 to $9.00.

Conference Call

The Company will host a conference call to discuss its second quarter financial results, today at 4:30 p.m. ET (1:30 p.m. PT). The call can be accessed at (800) 420-1459, conference ID "ICUMED". The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on Event Calendar and clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical

ICU Medical (Nasdaq: ICUI) is a global leader in infusion systems, infusion consumables and high-value critical care products used in hospital, alternate site and home care settings. Our team is focused on providing quality, innovation and value to our clinical customers worldwide. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical can be found at www.icumed.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as
“aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative thereof or comparable terminology and may include (without limitation) information regarding the Company's expectations, goals and intentions regarding the future and financial outlook for 2026. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: risks from doing business in foreign countries, including related to tariffs and other barriers to trade; the Company’s ability to compete successfully, including with larger international companies and established local companies; decreased demand for the Company's products; costs related to product development; cost volatility or potential loss of supply of raw materials due to our dependence on single and limited source third-party suppliers; ability to achieve operating efficiencies; risks related to significant sales through our distributors; inflation and foreign currency exchange rates; impacts from global macroeconomic and geopolitical conditions, including from escalated conflicts in the Middle East and associated disruptions to shipping and increased oil costs; healthcare costs and reimbursement levels; disruptions at the FDA and other governmental agencies; damage at the Company’s manufacturing or supply facilities; risks associated with the IV Solutions joint venture and the Smiths Medical integration; risks associated with the timing and resolution of the 2025 warning letter; risks related to protection of our information technology systems and compliance with privacy laws and regulations; risks related to our intellectual property; and the other important factors described under “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our subsequent filings with the SEC. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise unless required by law.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	June 30, 2026	December 31, 2025

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$298,299	$307,963
Accounts receivable, net of allowance for doubtful accounts	183,531	180,515
Inventories	607,421	615,859
Prepaid expenses and other current assets	121,657	86,217
TOTAL CURRENT ASSETS	1,210,908	1,190,554

PROPERTY, PLANT AND EQUIPMENT, net	446,798	451,817
OPERATING LEASE RIGHT-OF-USE ASSETS	38,610	54,470
GOODWILL	1,484,384	1,499,754
INTANGIBLE ASSETS, net	567,665	633,559
DEFERRED INCOME TAXES	25,569	25,891
OTHER ASSETS	63,435	62,877
INVESTMENTS IN UNCONSOLIDATED AFFILIATES	133,913	131,586
TOTAL ASSETS	$3,971,282	$4,050,508

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$149,165	$154,374
Accrued liabilities	322,489	315,337
Current portion of long-term debt	18,750	18,750
Income tax payable	7,960	10,400
TOTAL CURRENT LIABILITIES	498,364	498,861

LONG-TERM DEBT	1,212,449	1,265,917
OTHER LONG-TERM LIABILITIES	70,994	89,536
DEFERRED INCOME TAXES	12,227	37,756
INCOME TAX LIABILITY	25,397	34,613
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value; Authorized — 500 shares; Issued and outstanding — none	—	—
Common stock, $0.10 par value; Authorized — 80,000 shares; Issued —25,186 and 24,688 shares at June 30, 2026 and December 31, 2025, respectively, and outstanding — 25,007 and 24,688 shares at June 30, 2026 and December 31, 2025, respectively	2,519	2,469
Additional paid-in capital	1,475,974	1,465,118
Treasury stock, at cost	(23,415)	(22)
Retained earnings	740,109	690,890
Accumulated other comprehensive loss	(43,336)	(34,630)
TOTAL STOCKHOLDERS' EQUITY	2,151,851	2,123,825
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,971,282	$4,050,508

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
TOTAL REVENUES	$551,683	$548,866	$1,081,908	$1,153,568
COST OF GOODS SOLD	316,630	340,802	640,629	735,395
GROSS PROFIT	235,053	208,064	441,279	418,173
OPERATING EXPENSES:
Selling, general and administrative	151,922	159,392	306,488	316,625
Research and development	22,702	21,867	43,982	45,158
Restructuring, strategic transaction and integration	21,302	16,218	38,103	32,915
TOTAL OPERATING EXPENSES	195,926	197,477	388,573	394,698
INCOME FROM OPERATIONS	39,127	10,587	52,706	23,475
INTEREST EXPENSE, net	(15,747)	(20,549)	(32,241)	(42,580)
OTHER (EXPENSE) INCOME, net	(236)	1,818	(1,296)	55
GAIN ON SALE OF BUSINESS	—	41,823	—	41,823
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF UNCONSOLIDATED AFFILIATES	23,144	33,679	19,169	22,773
(PROVISION) BENEFIT FOR INCOME TAXES	(7,070)	(1,178)	27,644	(5,748)
NET INCOME FROM CONSOLIDATED COMPANIES	16,074	32,501	46,813	17,025
EQUITY IN EARNINGS OF UNCONSOLIDATED AFFILIATES	3,013	2,837	2,406	2,837
NET INCOME	$19,087	$35,338	$49,219	$19,862
NET INCOME PER SHARE
Basic	$0.76	$1.43	$1.98	$0.81
Diluted	$0.76	$1.43	$1.96	$0.80
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	25,000	24,645	24,884	24,593
Diluted	25,044	24,708	25,132	24,746

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Six months ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$49,219	$19,862
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	99,640	99,110
Noncash lease expense	8,136	9,308
Stock compensation	25,881	26,636
Loss on disposal of property, plant and equipment and other assets	1,983	1,753
Debt issuance costs amortization	1,574	3,482
Undistributed equity in earnings of unconsolidated affiliates	(2,406)	(2,837)
Gain on sale of business	—	(41,823)
Other	13,471	8,037
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(7,562)	16,691
Inventories	4,625	(29,213)
Prepaid expenses and other current assets	(16,461)	(9,208)
Other assets	(2,936)	(5,682)
Accounts payable	(4,909)	14,382
Accrued liabilities	(5,895)	(19,835)
Income taxes, including excess tax benefits and deferred income taxes	(45,301)	(28,125)
Net cash provided by operating activities	119,059	62,538
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(29,813)	(34,317)
Proceeds from the sale of business	—	209,464
Deposit received for the sale of a business	2,000	—
Proceeds from sale of assets	22	42
Intangible asset additions	(3,555)	(4,541)
Net cash (used in) provided by investing activities	(31,346)	170,648
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments of long-term debt	(54,688)	(247,750)
Proceeds from exercise of stock options	490	5,972
Payments on finance leases	(1,297)	(885)
Tax withholding payments related to net share settlement of equity awards	(38,862)	(8,688)
Net cash used in financing activities	(94,357)	(251,351)
Effect of exchange rate changes on cash	(3,020)	9,624
NET DECREASE IN CASH AND CASH EQUIVALENTS	(9,664)	(8,541)
CASH AND CASH EQUIVALENTS, beginning of period	307,963	308,566
CASH AND CASH EQUIVALENTS, end of period	$298,299	$300,025

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation.

The non-GAAP financial measures as shown in the tables below, exclude special items because they are highly variable or unusual and impact year-over-year comparisons.

For the three months ended June 30, 2026 and 2025, special items include the following:

Contract manufacturing: We manufacture certain products or product components in accordance with manufacturing services agreements. We do not include the contract revenue in our adjusted revenue, or any gross profit impact in our adjusted gross profit as the commercial relationship under these types of agreements are originally negotiated contemporaneously with a business combination or other transactions and are not indicative of normal market transactions.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Settlements: Occasionally, we are involved in contract renegotiations or other events that may result in one-time settlements. We exclude these settlements as they have no direct correlation to the operation of our ongoing business.

Quality system and product-related remediation: We exclude certain quality system and product-related remediation charges in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Noncash release of loss on contract provision: We provide certain services under fixed priced arrangements in accordance with a transition services arrangement. We do not include the loss on contract provision or subsequent release net of the related interest accretion as a result of providing those services in our non-GAAP financial measures as the agreement was negotiated contemporaneously with a disposition and is not indicative of a normal market transaction. The loss provision and subsequent release is a non-recurring noncash adjustment that if included may limit the comparability of our ongoing operations with prior and future periods.

Gain on sale of business: We exclude any non-cash gains/losses on the sale of a business in determining our non-GAAP financial measures as the inclusion may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Tariff Refunds: We exclude certain IEEPA tariff refunds in determining our non-GAAP financial measures because these regulatory adjustments are infrequent, non-operational items that may limit the comparability of our ongoing operations with prior and future periods.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

In addition to the above special items, Adjusted EBITDA additionally excludes the following items from net income:

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Taxes: We exclude taxes in deriving adjusted EBITDA as taxes are deemed to be non-core to the business and may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Adjusted Diluted EPS excludes from diluted EPS, net of tax, the special items listed above. The tax effect on the special items is calculated using the specific tax rate applied to each adjustment based on the nature of the item/or the tax jurisdiction in which the item has been recorded. Additionally, adjusted diluted EPS may exclude the income tax impact of certain non-recurring discrete tax items that are not reflective of income tax expense/benefit incurred as a result of current period earnings/ loss, as well as the impact of certain deferred tax valuation allowances when assessed against non-GAAP profitability.

We also present Free cash flow as a non-GAAP financial measure as management believes that this is an important measure for use in evaluating overall company financial performance as it measures our ability to generate additional cash flow from business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

We also present organic revenue growth as a non-GAAP financial measure as management believes that this measure provides a more representative view of the Company's underlying growth trajectory by excluding the impact of revenue from non-arm's length transactions, the impact of foreign currency and the revenue associated with acquisitions and divestitures. We calculate constant currency revenue by translating current period foreign currency revenue at prior period comparable exchange rates and we calculate the constant currency growth percentages by dividing the current period constant currency revenue by the prior year comparable period revenue.

The following tables reconcile our non-GAAP financial measures for the periods presented:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands)

	Adjusted EBITDA
	Three months ended June 30,
	2026	2025
GAAP net income	$19,087	$35,338

Non-GAAP adjustments:
Interest, net	15,747	20,549
Stock compensation expense	11,870	14,457
Depreciation and amortization expense	49,614	49,665
Restructuring, strategic transaction and integration	21,302	16,218
Settlements	30	150
Quality system and product-related remediation	5,890	5,706
Gain on sale of business	—	(41,823)
Noncash release of loss on contract provision	(1,120)	(717)
Gross profit on contract manufacturing	(575)	(412)
Tariff refunds	(18,888)	—
Provision for income taxes	7,070	1,178
Total non-GAAP adjustments	90,940	64,971

Adjusted EBITDA	$110,027	$100,309

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share data)

The Company’s U.S. GAAP results for the three months ended June 30, 2026 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Income from operations	Interest expense, net	Income before income taxes and equity in income of unconsolidated affiliates	Provision for income taxes	Net income from consolidated companies	Equity in earnings of unconsolidated affiliated	Net income (loss)	Diluted earnings (loss) income per share
Reported (GAAP)	$551,683	$235,053	$151,922	$22,702	$21,302	$39,127	$(15,747)	$23,144	$(7,070)	$16,074	$3,013	$19,087	$0.76
Reported percent of total revenues or (percent of income (loss) before income taxes and equity in earnings of unconsolidated affiliates)		43%	28%	4%	4%	7%	(3)%	4%	30.5%	3%
Contract manufacturing	(3,799)	(575)	—	—	—	(575)	—	(575)	141	(434)	—	(434)	(0.02)
Stock compensation expense	—	1,850	(9,249)	(771)	—	11,870	—	11,870	(2,879)	8,991	—	8,991	0.36
Amortization expense	—	1,265	(31,722)	—	—	32,987	—	32,987	(8,200)	24,787	—	24,787	0.99
Restructuring, strategic transaction and integration	—	—	—	—	(21,302)	21,302	—	21,302	(5,049)	16,253	—	16,253	0.65
Settlements	—	—	(30)	—	—	30	—	30	(7)	23	—	23	—
Quality system and product-related remediation	—	5,890	—	—	—	5,890	—	5,890	(1,265)	4,625	—	4,625	0.18
Noncash release of loss on contract provision	—	—	1,120	—	—	(1,120)	318	(802)	196	(606)	—	(606)	(0.02)
Tariff refunds	—	(18,888)	—	—	—	(18,888)	(710)	(19,598)	4,802	(14,796)	—	(14,796)	(0.59)
Tax benefit from discrete reserve release and valuation allowance*	—	—	—	—	—	—	—	—	1,548	1,548	—	1,548	0.06
Tax benefit from equity in loss of unconsolidated affiliates	—	—	—	—	—	—	—	—	738	738	(738)	—	—
Adjusted (Non-GAAP)**	$547,884	$224,595	$112,041	$21,931	$—	$90,623	$(16,139)	$74,248	$(17,045)	$57,203	$2,275	$59,478	$2.37
Adjusted percent of total revenues or (percent of (loss) income before income taxes and equity in loss of unconsolidated affiliates for benefit (provision) for income taxes)		41%	20%	4%	—%	17%	(3)%	14%	23.0%	10%
______________________
* The Company’s non-GAAP annual effective tax rate is calculated without the tax expense related to the valuation allowance against certain U.S. Federal and State deferred tax assets, as well as, the tax benefit on the release of income tax reserves in foreign jurisdictions for tax years which are no longer subject to an assessment from the local taxing authorities. The valuation allowance was recorded based on an assessment of available positive and negative evidence, including, predominantly, an estimate that we will be in a three-year cumulative U.S. loss position on a GAAP basis as of June 30, 2026. However, based on the same assessment, including, predominantly, our being, in a three-year cumulative U.S. income position on a non-GAAP basis, which excludes the impact of our non-GAAP adjustments, we concluded that recording a valuation allowance would not have been appropriate for non-GAAP reporting. As a result, the tax expense for the valuation allowance was added back to our calculation of non-GAAP annual effective tax rate. Tax reserves were released as a result of the expiration of statute of limitations which resulted in a discrete tax benefit for GAAP purposes. This tax benefit is excluded from our non-GAAP annual effective tax rate to the extent it is not related to on-going business operations.
** Amounts may not foot due to rounding.

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)(continued)
(In thousands, except percentages and per share data)

The Company’s U.S. GAAP results for the three months ended June 30, 2025 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Income from operations	Interest expense, net	Gain on sale of business	Income before income taxes and equity in earnings of unconsolidated affiliates	Provision for income taxes	Net income from consolidated companies	Equity in earnings of unconsolidated affiliated	Net income	Diluted earnings per share
Reported (GAAP)	$548,866	$208,064	$159,392	$21,867	$16,218	$10,587	$(20,549)	$41,823	$33,679	$(1,178)	$32,501	$2,837	$35,338	$1.43
Reported percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		38%	29%	4%	3%	2%	(4)%	8%	6%	3.5%	6%
Contract manufacturing	(5,293)	(412)	—	—	—	(412)	—	—	(412)	101	(311)	—	(311)	(0.01)
Stock compensation expense	—	1,851	(11,990)	(616)	—	14,457	—	—	14,457	(3,511)	10,946	—	10,946	0.44
Amortization expense	—	1,038	(31,690)	—	—	32,728	—	—	32,728	(8,068)	24,660	—	24,660	1.00
Depreciation expense reduction - assets held for sale classification	—	(1,074)	—	—	—	(1,074)	—	—	(1,074)	263	(811)	—	(811)	(0.03)
Restructuring, strategic transaction and integration	—	—	—	—	(16,218)	16,218	—	—	16,218	(3,973)	12,245	—	12,245	0.50
Settlements	—	—	(150)	—		150	—	—	150	(37)	113	—	113	—
Quality system and product-related remediation	—	5,706	—	—	—	5,706	—	—	5,706	(1,268)	4,438	—	4,438	0.18
Gain on sale of business	—	—	—	—	—	—	—	(41,823)	(41,823)	10,247	(31,576)	—	(31,576)	(1.28)
Noncash release of loss on contract provision	—	—	717	—	—	(717)	247	—	(470)	115	(355)	—	(355)	(0.01)
Tax expense from valuation allowance*	—	—	—	—	—	—	—	—	—	(2,699)	(2,699)	—	(2,699)	(0.11)
Tax expense from equity in earnings of unconsolidated affiliates	—	—	—	—	—	—	—	—	—	695	695	(695)	—	—
Adjusted (Non-GAAP)**	$543,573	$215,173	$116,279	$21,251	$—	$77,643	$(20,302)	$—	$59,159	$(9,313)	$49,846	$2,142	$51,988	$2.10
Adjusted percent of total revenues (or percent of (loss) income before income taxes for provision for income taxes)		40%	21%	4%	—%	14%	(4)%	—%	11%	15.7%	9%
_____________
* The Company’s non-GAAP annual effective tax rate is calculated without the tax expense related to the valuation allowance against certain U.S. Federal and State deferred tax assets. The valuation allowance was recorded based on an assessment of available positive and negative evidence, including, predominantly, an estimate that we will be in a three-year cumulative U.S. loss position on a GAAP basis as of June 30, 2025. However, based on the same assessment, including, predominantly, our being, in a three-year cumulative U.S. income position on a non-GAAP basis, which excludes the impact of our non-GAAP adjustments, we concluded that recording a valuation allowance would not have been appropriate for non-GAAP reporting. As a result, the tax expense for the valuation allowance was added back to our calculation of non-GAAP annual effective tax rate.
** Amounts may not foot due to rounding

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)(continued)
(In thousands, except percentages)

Reconciliation of GAAP revenue growth to Non-GAAP organic revenue growth:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Consumables GAAP revenue	$289,276	$273,133	$567,551	$539,359
Consumables GAAP revenue growth	6%	4%	5%	7%
Foreign currency impact (3)	(1,952)		(8,766)
Non-GAAP organic revenue	$287,324	$273,133	$558,785	$539,359
Non-GAAP organic revenue growth	5%	3%	4%	7%

Infusion Systems GAAP revenue	$188,998	$167,696	$368,602	$333,996
Infusion Systems GAAP revenue growth	13%	2%	10%	4%
Foreign currency impact (3)	(924)		(4,559)
Non-GAAP organic revenue	$188,074	$167,696	$364,043	$333,996
Non-GAAP organic revenue growth	12%	2%	9%	5%

Vital Care GAAP revenue	$73,409	$108,036	$145,755	$280,213
Vital Care GAAP revenue growth	(32)%	(37)%	(48)%	(17)%
MSA Revenue (1)	(3,799)	(5,293)	(8,250)	(10,504)
Non-GAAP adjusted revenue	69,610	102,743	137,505	269,709
Non-GAAP adjusted revenue growth	(32)%	(34)%	(49)%	(12)%
Less: Revenue from divested business (2)		(30,028)		(119,522)
Foreign currency impact (3)	99		(1,302)
Non-GAAP organic revenue	$69,709	$72,715	$136,203	$150,187
Non-GAAP organic revenue growth	(4)%	(4)%	(9)%	5%

Total GAAP revenue	$551,683	$548,866	$1,081,908	$1,153,568
Total GAAP revenue growth	1%	(8)%	(6)%	(1)%
MSA Revenue (1)	(3,799)	(5,293)	(8,250)	(10,504)
Non-GAAP adjusted revenue	547,884	543,573	1,073,658	1,143,064
Non-GAAP adjusted revenue growth	1%	(6)%	(6)%	1%
Less: Revenue from divested business (2)		(30,028)		(119,522)
Foreign currency impact (3)	(2,777)		(14,627)
Non-GAAP organic revenue	$545,107	$513,545	$1,059,031	$1,023,542
Non-GAAP organic revenue growth	6%	2%	3%	6%
_____________________________________________
(1) We manufacture certain products or product components in accordance with manufacturing services agreements. We do not include the contract revenue in our adjusted revenue as the commercial relationship under these types of agreements are originally negotiated contemporaneously with a business combination or other transactions and are not indicative of normal market transactions.
(2) For businesses divested, non-GAAP organic revenue growth excludes prior period revenue associated with the divested business for the same length of time they were not owned by the company in the current year. The divested business prior period revenue in this line item does not include MSA revenue, which is excluded on a separate line.
(3) We exclude the impact of foreign exchange rate changes to show a constant currency comparison of our underlying business performance.

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)(continued)
(In thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$80,150	11,211	$119,059	$62,538
Purchase of property, plant and equipment	(18,511)	(19,696)	(29,813)	(34,317)
Proceeds from sale of assets	21	—	22	42
Free cash flow	$61,660	$(8,485)	$89,268	$28,263

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)(continued)
(In thousands)

Net Leverage Ratio Calculation

	Net Debt
	As of June 30, 2026
Current portion of long-term debt	$18,750
Long-Term Debt	1,212,449
Total GAAP Long-Term Debt	1,231,199
Add: Unamortized Debt Issuance Costs/Discounts(1)	8,614
Less: Cash and cash equivalents	(298,299)
Net Debt (Non-GAAP)	$941,514

(1) Represents unamortized debt issuance costs and original issue discounts deducted from the carrying value of long-term debt on the Condensed Consolidated Balance Sheets in accordance with U.S. GAAP. Management adds back these costs to present total contractual principal obligations outstanding when evaluating debt leverage.

	TTM Adjusted EBITDA
	As of June 30, 2026
GAAP net income	$30,089

Non-GAAP adjustments:
Interest, net	72,692
Stock compensation expense	55,003
Depreciation and amortization expense	201,273
Restructuring, strategic transaction and integration	71,693
Settlements	1,596
Quality system and product-related remediation	38,070
Asset write-offs and similar charges	887
Gain on sale of business	(2,969)
Noncash release of loss on contract provision	(4,392)
Gross profit on contract manufacturing	(1,292)
Tariff refunds	(18,888)
Provision for income taxes	(30,955)
Total non-GAAP adjustments	382,718

TTM Adjusted EBITDA	$412,807

	Net Leverage Ratio
Net Debt	$941,514
Divided by: TTM Adjusted EBITDA	$412,807
Net Leverage Ratio	2.28	x

ICU MEDICAL, INC. AND SUBSIDIARIES
Fiscal Year 2026
Outlook (Unaudited)
(In millions, except per share data)

	Low End of Guidance	High End of Guidance
GAAP net income	$73	$83

Non-GAAP adjustments:
Interest, net	65	65
Stock compensation expense	50	50
Depreciation and amortization expense	203	203
Restructuring, strategic transaction and integration	52	52
Quality and regulatory initiatives and remediation	25	25
Noncash release of loss on contract provision	(4)	(4)
Gross profit on contract manufacturing	(2)	(2)
Tariff refunds	(19)	(19)
Benefit for income taxes	(28)	(18)
Total non-GAAP adjustments	$342	$352

Adjusted EBITDA	$415	$435

GAAP income per share	$2.89	$3.29

Non-GAAP adjustments:
Stock compensation expense	1.98	1.98
Amortization expense	5.28	5.28
Restructuring, strategic transaction and integration	2.06	2.06
Quality and regulatory initiatives and remediation	0.99	0.99
Noncash release of loss on contract provision	(0.12)	(0.12)
Gross profit on contract manufacturing	(0.08)	(0.08)
Tariff refunds	(0.79)	(0.79)
Tax benefit from discrete reserve release and valuation allowance	(1.33)	(1.33)
Estimated income tax impact from adjustments	(2.28)	(2.28)
Adjusted earnings per share	$8.60	$9.00

CONTACT:
ICU Medical, Inc.
Brian Bonnell, Chief Financial Officer
(949) 366-2183
ICR, Inc.
John Mills, Partner
(646) 277-1254